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                                                                 Exhibit 23(d)



                       [ARTHUR ANDERSEN LLP Letterhead]


                   Consent of Independent Public Accountants





As independent public accountants, we hereby consent to the use in this registration statement of our report dated January 17, 1995 and to the references to our Firm included in the "Experts," "Conditions to the Consummation of the Merger" and "Conditions to the Merger" sections of this registration statement.



                                                        Arthur Andersen LLP

                                                        ARTHUR ANDERSEN LLP


Los Angeles, California
August 16, 1995